Exhibit (h)(1)(vi)

AMENDMENT TO ADMINISTRATION AGREEMENT

THIS AMENDMENT TO THE ADMINISTRATION AGREEMENT (this “Amendment”), effective as of the 1st day of January, 2009 (the “Amendment Effective Date”) is entered into by and between CNI Charter Funds (the “Trust”), and SEI Investments Global Funds Services (“Administrator”).

WHEREAS:

1.	Administrator and Trust entered into an Administration Agreement, dated April 1, 1999 (the “Agreement”);

2.	Administrator and Trust entered into an Amendment to Administration Agreement, dated December 2, 2004, effective January 1, 2005;

3.	Administrator and Trust further amended the Administration Agreement via an Amendment to Administration Agreement, effective as of February 28, 2008.

4.	Capitalized terms used in this Amendment but not defined in this Amendment shall have the meanings ascribed to them in the Agreement; and

5.	The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, for and in consideration of the promises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.	Article 10. Article 10 of the Agreement shall be amended as follows:

A)  The first sentence of Article 10 is hereby deleted in its entirety and replaced as follows:

“This Agreement shall become effective on April 1, 2008 and shall remain in effect for an Initial Term through and until March 31, 2012, and, thereafter, for successive Renewal Terms of three (3) years each, unless and until this Agreement is terminated in accordance with the provisions of Article 10 hereof.”

B)	A new paragraph is hereby added to the end of Article 10 as follows:

“The Trust shall have a one time right to terminate the Agreement effective March 31, 2011, upon 90 days prior written notice to the Administrator; provided, however, in order to exercise its termination right set forth in this paragraph, the Trust shall (i) not be in material breach of the Agreement at the time it gives notice of such exercise or on March 31, 2011; and (ii) pay to Administrator on or before March 31, 2011, a buyout amount equal to 150% of the total amount of fees waived by Administrator with respect to the calendar year 2009 pursuant to the Limited Fee Waiver (as defined in Schedule II of the Agreement).”

2.	Schedule I (List of Portfolios). Schedule I (List of Portfolios of the Agreement is hereby deleted in its entirety and replaced as set forth in Schedule I attached hereto and made a part herewith.

3.	Schedule II (Schedule of Fees). Schedule II (Schedule of Fees) of the Agreement is hereby deleted in its entirety and replaced as set forth in the Schedule II attached hereto and made a part herewith.

Exhibit (h)(1)(vi)

4.	Ratification of Amendment. Except as expressly amended and provided herein, all of the terms and conditions and provisions of the Agreement shall continue in full force and effect.

5.
Counterparts.  This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto.  This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

6.
Governing Law.  This Amendment shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act.  To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

Exhibit (h)(1)(vi)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CNI CHARTER FUNDS

By:  /s/ Richard A. Weiss
Name:  Richard A. Weiss
Title:  President

SEI INVESTMENTS GLOBAL FUNDS SERVICES

By:  /s/ John Alshefski
Name: John Alshefski
Title: SVP

Exhibit (h)(1)(vi)

SCHEDULE I
DATED JANUARY 1, 2009
TO THE ADMINISTRATION AGREEMENT
DATED AS OF APRIL 1, 1999
BETWEEN
CNI CHARTER FUNDS
AND
SEI INVESTMENTS GLOBAL FUNDS SERVICES

List of Portfolios

Large Cap Growth Equity Fund
Large Cap Value Equity Fund
RCB Small Cap Value Fund
Multi-Asset Fund
Corporate Bond Fund
Government Bond Fund
California Tax Exempt Bond Fund
High Yield Bond Fund
Prime Money Market Fund
Government Money Market Fund
California Tax Exempt Money Market Fund
AHA Diversified Equity Fund
AHA Limited Maturity Fixed Income Fund
AHA Full Maturity Fixed Income Fund
AHA Balanced Fund
AHA Socially Responsible Equity Fund
Opportunistic Value Fund

Exhibit (h)(1)(vi)

SCHEDULE II
DATED JANUARY 1, 2009
TO THE ADMINISTRATION AGREEMENT
DATED AS OF APRIL 1, 1999
BETWEEN
CNI CHARTER FUNDS
AND
SEI INVESTMENTS GLOBAL FUNDS SERVICES

Schedule of Fees

Administration and Accounting Fee:

The following Administration and Accounting Fee (the “Fee”) is determined in arrears and allocated to each portfolio pro-rata based on the net assets of each portfolio as of the prior month end and due and payable monthly to Administrator pursuant to Article 4(A) of the Agreement. The Fee is calculated as follows: the Fee shall be the greater of the amount based on the Trust’s aggregate net assets according to the table below OR the amount based on Trust’s aggregate number of portfolios (per Schedule I, as amended), at the annual rate of $90,000 per portfolio. If the Trust’s aggregate net assets are less than $3 Billion, the parties mutually agree in writing to adjustments to the services provided by the Administrator under this Agreement.

Asset Based Fees: (calculated and assessed monthly in arrears based on the aggregate net assets of Trust):

Trust Assets	Basis Points
First $2.5 billion in aggregate net assets	6.5
Next $2.5 billion in aggregate net assets	4.5
Next $2.5 billion in aggregate net assets	2.5
Aggregate net assets in excess of $7.5 billion	2.0

Annual Minimum Fee (calculated and paid on a monthly basis):

Portfolios	Annual Minimum Fee
Large Cap Growth Equity Fund
Large Cap Value Equity Fund
RCB Small Cap Value Fund
Multi-Asset Fund
Corporate Bond Fund
Government Bond Fund
California Tax Exempt Bond Fund
High Yield Bond Fund
Prime Money Market Fund
Government Money Market Fund
California Tax Exempt Money Market Fund
AHA Diversified Equity Fund
AHA Limited Maturity Equity Fund
AHA Full Maturity Equity Fund
AHA Balanced Fund
AHA Socially Responsible Equity Fund
Opportunistic Value Fund
$ 90,000/Portfolio

Exhibit (h)(1)(vi)

Limited Duration Money Market Fund Fee Waiver:

During the period beginning January 1, 2009 and ending December 31, 2009, and only with respect to the Prime Money Market Fund, Government Money Market Fund and California Tax Exempt Money Market Fund (each a “Money Market Fund” or collectively the “Money Market Funds”), Administrator hereby agrees to voluntarily waive a pro rata portion of its monthly fees (the “Limited Fee Waiver”) in the manner set forth herein.  For purposes of the foregoing, the Limited Fee Waiver shall be equal to 40% of the aggregate Waived Percentage, subject to the maximum set forth herein.  As used herein, the “Waived Percentage” means the percentage of contractual shareholder servicing fees, 12(b)-1 fees, and investment management fees that are waived by CNAM, Inc., its parent company, and affiliated companies, to the Money Market Funds as necessary to maintain yield floors with respect to each Money Market Fund (such amounts to be calculated by Administrator); provided, however, that the Limited Fee Waiver shall be subject to a maximum of 15% of Administrator’s calculated monthly fee applicable to each Money Market Fund for each month during 2009.

For example, if the aggregate contractual shareholder servicing fees, 12(b)-1 fees, and investment management fees for the Prime Money Market Fund in January 2009 are $1,000,000 and an aggregate total of $250,000 of such fees are waived (thus, for purposes of this example, the “Waived Percentage” equals 25%) to maintain the January 2009 yield floor, then Administrator will waive 40% of the 25% Waived Percentage, making the Limited Fee Waiver for the Prime Money Market Fund in January 2009, 10% of Administrator’s calculated monthly fee (40% x 25% Waived Percentage = 10%).

Similarly, if the aggregate contractual shareholder servicing fees, 12(b)-1 fees, and investment management fees for the Government Money Market Fund in January 2009 are $1,000,000 and an aggregate total of $450,000  of such fees are waived (thus, for purposes of this example, the “Waived Percentage” equals 45%) to maintain the January 2009 yield floor, then Administrator will waive 40% of the 45% Waived Percentage, subject to the 15% Limited Fee Waiver maximum described above, making the Limited Fee Waiver for the Government Money Market Fund in January 2009, 15% of Administrator’s calculated monthly fee (40% x 45% Waived Percentage = 18%, thus 15% maximum applies).

Call Center Services:

Provide incoming support to prospective investors, shareholders and their financial representatives through telephone and email contacts.  Each contact (whether by telephone, Interactive Voice Response or email) in excess of 1,000 contacts per month shall be subject to an additional charge of $10.

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